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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our report dated January 24, 2002, except for Note 12 as to which the date is March 27, 2002, appearing in this Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 29, 2002